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                DEALER AGREEMENT BETWEEN LUCENT TECHNOLOGIES AND
                            ALL COMMUNICATIONS, CORP.
                       FOR BUSINESS COMMUNICATIONS SYSTEMS

                                TABLE OF CONTENTS

1.0  DEFINITIONS ...........................................................  2
2.0  DEALER APPOINTMENT ....................................................  3
3.0  DEALER RESPONSIBILITIES ...............................................  4
4.0  INSTALLATION, WARRANTY AND POST-WARRANTY SERVICES .....................  7
5.0  DEALER ORDERS .........................................................  8
6.0  DEALER CANCELLATION OF ORDERS .........................................  9
7.0  PRODUCT, PRODUCT COMPONENTS, AND SOFTWARE LICENSE CHANGES .............  9
8.0  DEALER PRICES AND DISCOUNTS ...........................................  9
9.0  DEALER PRICE LIST AND DISCOUNT CHANGES ................................ 10
10.0 LUCENT BILLING AND DEALER PAYMENT ..................................... 11
11.0 DEALER FORECAST AND REPORTS ........................................... 11
12.0 TITLE AND RISK OF LOSS ................................................ 11
13.0 INSURANCE ............................................................. 12
14.0 USE OF INFORMATION .................................................... 12
15.0 LICENSE ............................................................... 13
16.0 TRADEMARKS ............................................................ 14
17.0 PRODUCT WARRANTY ...................................................... 14
18.0 LIMITATION OF LIABILITY ............................................... 15
19.0 INDEMNITY ............................................................. 16
20.0 INFRINGEMENT .......................................................... 17
21.0 TERMINATION OF AGREEMENT .............................................. 18
22.0 EFFECTS OF TERMINATION ................................................ 19
23.0 SURVIVAL OF OBLIGATIONS ............................................... 20
24.0 FORCE MAJEURE ......................................................... 20
25.0 SECURITY INTEREST ..................................................... 20
26.0 SEVERABILITY .......................................................... 20
27.0 ASSIGNMENT ............................................................ 21
28.0 NON-WAIVER ............................................................ 21
29.0 CHOICE OF LAW AND DISPUTES ............................................ 21
30.0 NOTICES ............................................................... 22
31.0 ENTIRE AGREEMENT ...................................................... 23
32.0 TERM .................................................................. 23
APPENDIX: ADDRESSES ........................................................ 24
APPENDIX: AREA ............................................................. 25
PRODUCT APPENDIX: KEY SYSTEMS .............................................. 26
PRODUCT APPENDIX: GUESTWORKS(TM) SERVER & ASSOCIATED ADJUNCTS
PRODUCT APPENDIX: DEFINITY BCS & ASSOCIATED ADJUNCTS
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                                                    AGREEMENT NO.: NEDA4D 9711C2

                DEALER AGREEMENT BETWEEN LUCENT TECHNOLOGIES AND
                            ALL COMMUNICATIONS, CORP.
                       FOR BUSINESS COMMUNICATIONS SYSTEMS

      This Dealer Agreement ("Agreement") is effective as of NOV 26 1997 and is between Lucent Technologies Inc. ("Lucent"), a Delaware corporation, through its Business Communications Systems unit ("BCS"), with offices at 211 Mount Airy Road, Basking Ridge, New Jersey 07020, and All Communications, Corp., ("Dealer"), a corporation, with offices at 225 Long Avenue, Hillside, NJ 07205.

      WHEREAS, Lucent desires in certain geographic areas of the United States to have others with the necessary marketing capabilities, integrity and dedication to End User satisfaction to assist Lucent in marketing complete business telecommunications systems to End Users;

      WHEREAS, Dealer represents that it has the necessary marketing capabilities, integrity and dedication to sell forecast quantities of complete Lucent business telecommunications systems to End Users located in Dealer's Area.

      WHEREAS, the parties represent that each will conduct its business in a manner that reflects favorably on the quality image of itself, the other party and Lucent's Products;

      WHEREAS, Dealer represents that it has or will acquire the service capabilities necessary to meet Lucent's quality standards for design, installation, and provision of warranty and maintenance on-site services for Lucent Products, if Dealer opts to provide such services;

      WHEREAS, Lucent has relied upon these Dealer representations and forecasts as the basis for granting Dealer the right to market its Lucent Products in the Area;

      NOW, THEREFORE, Lucent and Dealer hereby agree as follows:
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1.0   DEFINITIONS

      For the purposes of this Agreement, the following terms and their definitions shall apply:

      1.1 "Area" means the specific geographic area in which Dealer or one of its Dealers has agreed to market Lucent Products in accordance with this Agreement. The specific geographic areas that comprise the Area are identified by city, state, county and zip code or other appropriate description in
Appendix: Area.

      1.2 "Dealer Service" means one or more of those services Dealer may choose to perform itself for Lucent Products in the Area. Dealer Services include system configuration to the End User, installation, warranty, and provision of post-warranty on-site maintenance.

      1.3 "End User" means a third party to whom Dealer markets or sells Lucent Products within the Area for use by such third party in the ordinary course of its business and not for resale; End User does not include any Lucent BCS Global Account or any office, department, agency, or defense installation of the United States Government..

      1.4 "Lucent Product" means a Lucent equipment model identified in a Product Appendix to this Agreement that Dealer has purchased directly from Lucent through its BCS Distribution Development and Management group or an order source within Lucent designated by the BCS Distribution Development and Management group (collectively, "DDM") and that carries the standard Lucent warranty when resold to an End User, Lucent Products may be new or Classic. A Classic Lucent Product has been remanufactured only by or for Lucent. Each Lucent Product consists of one or more Product Components. The set of Product Components that may be used to equip a Lucent Product is determined solely by Lucent, which has the right to reject any order placed by Dealer that does not reflect rational complete Lucent Products or reasonable inventory requirements.

      1.5 "Lucent Service" means one or more of those services provided by Lucent that Dealer may choose to resell as a Lucent Service Sales Agent, including system configuration, installation, provision of post-warranty and on-site and remote maintenance service, and Professional Services. Lucent Service also includes post-warranty remote maintenance service separate from post-warranty on-site maintenance service, which Dealer may offer in conjunction with Dealer Service. Lucent Services, including the prices at which they may be offered to end users and the commissions payable on their sale, and the price at which Lucent will provide remote maintenance service as a subcontractor for Dealer Service are described and identified in the Dealer Handbook.

      1.6 "Product Component" means an item of equipment identified by a Lucent equipment price element code. To the extent that a Product Component contains or consists of any firmware or software, an End User shall have the right to use such firmware or software in accordance with Section 15.0.


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      1.7 "Software" means any computer program that is composed of routines, subroutines, instructions, processes, algorithms, and like ideas or know-how, owned by or licensed to Lucent and or one or more of its suppliers, regardless of the medium of delivery, including revisions, patches and updates of the same.

      1.8 "Territory" means the United States of America, including the District of Columbia but excluding 1) the Commonwealth of Puerto Rico and all other territories, protectorates and possessions of the United States of America, and
2) the geographical areas defined as the "Primary Area of Responsibility" for Cincinnati Bell Telecommunication Services Inc. (the operating area of Cincinnati Bell Telephone Company in the states of Ohio, Indiana and Kentucky), MTA Communications, Inc., doing business as NorthCom (the state of Alaska), Progressive Communications of Hawaii, Inc. (the state of Hawaii), and Atlantic of Tampa, L.P. (the Tampa, Florida metropolitan area).

2.0   DEALER APPOINTMENT

      2.1 Lucent hereby appoints Dealer, and Dealer hereby accepts an appointment, to be an authorized Lucent Dealer for the limited purpose of marketing and selling the Lucent Products listed in a Product Appendix to End Users within the Area and the Territory in accordance with the terms and conditions of this Agreement. Dealer's authorized marketing location(s) and shipping location(s) are set forth in the Appendix: Addresses. If Dealer has marketed or sold new or Classic Lucent Products to an End User as defined in
Section 1.5 hereof, which Lucent Products are installed and used at premises within Dealer's Area, Dealer may market and sell limited quantities of Lucent Products to other locations of that End User outside the Area but in the Territory. Lucent's appointment of Dealer is predicated on Dealer's agreement to market the Lucent Products in the Area and to achieve the Area forecast submitted pursuant to Section 11.0 of this Agreement. Lucent Products installed outside the Area will not be considered by Lucent when determining whether Dealer has achieved its Area forecast submitted pursuant to Section 11 of this Agreement. Dealer's sales of Lucent Products outside the Area (unless specifically permitted by this Section 2.1), Dealer's failure to limit its marketing efforts and sales of Lucent Products to authorized locations or authorized End-Users, or Dealer's failure to achieve levels of sales acceptable to Lucent in the Area shall, among others, be grounds for termination or nonrenewal of this Agreement.

      2.2 Dealer shall have no right to authorize others to resell or market Lucent Products and any such authorization or attempted authorization shall be void and without effect. Dealer's sales of Lucent Products to other resellers shall be grounds for termination or nonrenewal of this Agreement. Dealer is not authorized to employ sales agents (other than an employee of Dealer located at an authorized Dealer marketing location) or other independent contractors to market Lucent Products. Dealer agrees that it has no exclusive right to market the Lucent Products set forth in a Product Appendix hereto in the Area or Territory, and that no franchise is granted to Dealer herein. No payment of any fee or equivalent charge is required of Dealer by Lucent as a condition of this Agreement.


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      2.3 Lucent expressly reserves both the right to contract with others to market Lucent Products in the Territory and the Area and to itself directly engage in such marketing.

      2.4 The relationship of the parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of franchisor and franchisee, joint venturers, or principal and agent. Neither party shall have any authority to assume or create obligations on the other's behalf with respect to Lucent Products, and neither party shall take any action that has the effect of creating the appearance of its having such authority.

      2.5 All persons furnished by Dealer shall be considered solely Dealer's employees, and Dealer shall be solely responsible for payment of all their unemployment, Social Security and other payroll taxes including contributions from Dealer when required by law.

      2.6 Dealer may market Lucent Products only from the authorized marketing locations set forth in a Product Appendix. During the term of this Agreement, no new or additional Dealer marketing location(s) may be established in or outside of the Area to market Lucent Products without prior written authorization from Lucent.

      2.7 Dealer may not market or sell Lucent Products to any Lucent BCS Global Account, or any office, department, agency, or defense installation of the United States Government, and will use its best efforts to ensure that Dealer does not market to present direct customers of Lucent who are under warranty or with existing maintenance contracts for Lucent products or to any entity that is considering a proposal from Lucent for products or maintenance services, except that Dealer may respond to a request directed to Dealer for a competitive bid, proposal, or quotation even if Lucent is also responding. Dealer is not appointed or authorized to market or sell Lucent Products to any Lucent BCS Global Account or to the United States Government by reason of the fact that Dealer has, in the past, sold used or unused products manufactured by Lucent to such Global Accounts or to the United States Government.

3.0   DEALER RESPONSIBILITIES

      3.1 Dealer has previously submitted to Lucent an "Authorized Dealer Application". Dealer certifies and warrants that, to the best of its knowledge, such information is current, accurate, complete and not misleading. Dealer also agrees during the term of this Agreement to notify Lucent immediately in writing and describe in detail any significant or material change in such information.

      3.2 Dealer agrees to devote its best efforts to promote and market Lucent Products to End Users within the Area. Dealer also warrants that it will conduct its business in a manner that reflects favorably on the quality image of Lucent Products and on the good name, goodwill or reputation of Lucent and will not employ deceptive, misleading or unethical practices that are or might be detrimental to Lucent or its Products.


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      3.3 Dealer shall not purchase or otherwise obtain Lucent Products for resale from any source other than DDM unless a Lucent Product is not available from BCS on a timely basis, in which case Dealer may purchase that Lucent Product from the Lucent Catalogs or the NPSC, provided that such purchases are only to meet a specific customer need. Dealer's purchase or resale of an unused product originally manufactured by Lucent that, if purchased from DDM, would be a Lucent Product under this Agreement, shall be grounds for immediate termination of this Agreement.

      3.4 Dealer shall provide and consistently maintain a staff of adequately trained and competent sales personnel, knowledgeable of the specifications, features and advantages of the Lucent Products. Such personnel shall be made aware of the restrictions on use of Lucent's Information as set forth in Section
14.0. All training that Lucent requires Dealer personnel to undergo that enables Dealer to market and demonstrate Lucent Products effectively shall be provided at no charge to Dealer. All other marketing or Lucent Product training requested by the Dealer and offered by Lucent, will be furnished to Dealer at Lucent's standard rates, terms and conditions.

      3.5 If Dealer chooses to provide Dealer Service, Dealer shall provide and consistently maintain a staff of services personnel, trained on the Lucent Products to Lucent's specifications. Such personnel shall be made aware of the restrictions on use of Lucent's Information as set forth in Section 14.0. All services training that Lucent requires Dealer personnel to undergo, or other services training requested by the Dealer and offered by Lucent, will be furnished to Dealer at Lucent's standard rates, terms and conditions. If Dealer has subcontracted with Lucent to perform all or part of Dealer Service to an End User and Dealer installs unused product(s) manufactured by Lucent but not purchased from DDM as part of that End User's system, in addition to any other remedies available to Lucent, Lucent may terminate any Dealer licenses to use Lucent maintenance software and may also terminate its subcontracts with Dealer to perform Dealer Service. If Dealer has sold a Lucent Product system and a Lucent Post-Warranty Maintenance service contract to an End User, Dealer will advise such End User that addition of unused product(s) to the Lucent Product system may void Lucent's warranty and cause Lucent to terminate the service contract.

      3.6 Dealer agrees to purchase and maintain a working Lucent system either as a demonstration model or as Dealer's primary telecommunications system at each of Dealer's principal marketing locations.

      3.7 Dealer shall offer to train those End Users who elect to install their own systems in the effective use of the Lucent Products, including providing any instructional material furnished to Dealer by Lucent. Dealer shall specifically describe to those End Users who elect to install their own systems the sections of such material, including brochures and manuals packaged with the Lucent Products, that describe toll fraud and the precautions an End User can take to prevent toll fraud.


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      3.8 Dealer shall inform End Users of the Services available from Dealer.

      3.9 Dealer shall report promptly to Lucent all known or suspected Lucent Product defects or safety problems and keep Lucent informed of End User complaints with respect to Lucent Products or Services.

      3.10 Dealer shall provide Lucent reasonable access to Dealer's premises during normal business hours to inspect and verify Dealer performance of its obligations under this Agreement, including the right to inspect and audit Dealer's records relating to Lucent Product transactions in and out of Dealer's Area, Dealer's purchases and sales of unused products, Distribution Functions and Dealer Services.

      3.11 Dealer shall comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations, including, by way of illustration and not limitation, all requirements of Part 68 of the Federal Communication Commission's (FCC) Rules and Regulations and the Federal Export Administration Act of 1969, 50 U.S.C. app. Sections 2401-2414.

      3.12 To ensure timely delivery to End Users, Dealer shall maintain, subject to availability from Lucent, an adequate inventory of Lucent Products. Upon request, Dealer shall make available to Lucent the status of Dealer's current inventory of Lucent Product Components.

      3.13 Dealer shall have the capability of providing End Users reasonable financing alternatives to facilitate the procurement of Lucent Products and Dealer Services. Dealer shall furnish evidence of such capability to Lucent upon request.

      3.14

            a. To ensure fulfillment of Lucent's Product and Software warranties to End Users, to ensure End User safety, to ensure End Users receive the latest information concerning the use of Lucent Products and enhancements thereto, to maintain End User satisfaction, and to assist Lucent in tracking equipment maintenance obligations and materiel accountability, Dealer agrees to maintain and make available to Lucent on reasonable request an accurate and complete list of Dealer's Lucent Product and Software End Users by name, installation address, the Lucent Product Components furnished to each End User, the transaction date, and (for End Users who elect to install their own systems only), all serial numbers associated with the new Lucent Products, Software or new Lucent Product Components. The obligation to maintain and make such information available to Lucent shall survive expiration or termination of this Agreement. Lucent will use this information solely for the purposes set forth in this
      Section 3.14.

            b. If Lucent is to install the Products, Dealer shall give the information described in 3.14 a., above, to the Lucent Branch where the End User is located, in the agreed format, as soon as Dealer's order process is completed. This will enable the customer to receive the Lucent Warranty on the new Lucent Products and Software, and


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      if the customer has a Post Warranty Maintenance contract and has like products, the new Lucent Products will automatically be added to that contract when the Warranty expires.

      3.15 Dealer shall keep accurate accounts, books and records relating to the business of Dealer with respect to Lucent Products and Dealer Services in accordance with generally accepted commercial and business accounting principles and practices that are sufficient for Lucent to ascertain Dealer's compliance with its obligations under this Agreement.

      3.16 Dealer agrees to participate in Lucent's Customer Satisfaction Surveys. Lucent may conduct performance reviews of all Dealer responsibilities.

      3.17 By the fifth (5th) business day of each month, in a format to be provided by Lucent to Dealer, Dealer will submit a point-of-sale report of sales made the previous month, by ZIP code, line and station size for new or upgraded systems, type of system, and the total price Dealer paid to Lucent for the equipment sold in each ZIP code.

4.0   INSTALLATION, WARRANTY AND POST-WARRANTY SERVICES

      4.1 Lucent agrees to furnish any Lucent Services required by End Users purchasing Lucent Products from Dealer, as Dealer requests, until Dealer's installation and maintenance personnel have completed training to the satisfaction of Lucent. During such interim period, Dealer agrees to propose Lucent, and only Lucent, Services in connection with each End User purchase of Lucent Products under this Agreement, and Dealer will apply for appointment as a Lucent Service Sales Agent. Connection of unused product(s) manufactured by Lucent to the Lucent Product system may void Lucent's warranty to such End User and cause Lucent to terminate the Lucent Services contract with such End User.

      4.2 After such training has been completed, Services may be furnished by the Dealer for Lucent Products under this Agreement, as required by End Users purchasing such Lucent Products. To ensure Dealer provision of high quality Services to End Users, Dealer shall: (i) perform Services directly and not through a non-Lucent independent contractor or agent except with Lucent's specific permission; and (ii) perform such Services competently and in accordance with any applicable Lucent standards. The indemnity obligations of Dealer under Section 19.1 shall apply to any Services furnished by Dealer to End Users. If Dealer desires to have Lucent perform certain Services for Dealer's End Users, Dealer may continue to function as a Lucent Service Sales Agent.

      4.3 Lucent's appointment of Dealer to market Lucent Products hereunder is predicated on Dealer's agreement that it will hold itself out as authorized by Lucent to provide Services only as to Lucent Products hereunder and will, to the sole satisfaction of Lucent, clearly distinguish its authorization to provide Services for such Lucent Products and its lack of authorization to provide Services for other Lucent-manufactured equipment, unless such authorization is provided by written agreement with Lucent. Dealer also agrees to inform End Users of such distinction in Dealer's marketing (including brochures or other printed or written materials) of


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Lucent Products and of any other Lucent equipment. In addition to any other events of termination set forth in this Agreement, Dealer's failure to distinguish between its authorization to offer Services as to Lucent Products and its lack of authorization to offer Services as to other Lucent equipment or to inform End Users of such distinction shall entitle Lucent to terminate this Agreement upon written notice to Dealer.

      4.4 Dealer may incorporate Lucent's remote maintenance support features in its Services Offers to End Users. Lucent will serve as Dealer's subcontractor for such remote maintenance. NO LICENSE IS GRANTED, AND NO TITLE OR OTHER OWNERSHIP RIGHTS IN LUCENT'S INTELLECTUAL PROPERTY RELATED TO LUCENT'S PROVISION OF REMOTE MAINTENANCE SUPPORT SHALL PASS TO DEALER UNDER THIS AGREEMENT OR AS A RESULT OF ANY PERFORMANCE HEREUNDER. Dealer agrees to provide Lucent with accurate information on End User port capacity, software attachments, and other information required in order for Lucent to invoice Dealer accurately for such remote support. Failure to provide such accurate information or to update it on a timely basis shall entitle Lucent to terminate this Agreement upon written notice to Dealer. Connection of unused product(s) manufactured by Lucent but not purchased from DDM as part of an End User's system may, in addition to any other remedies available to Lucent, permit Lucent to terminate any Dealer licenses to use Lucent maintenance software and also terminate its subcontract(s) with Dealer to perform Dealer Service.

5.0   DEALER ORDERS

      5.1 Orders for Lucent Products submitted by Dealer shall refer to this Agreement's identification number and shall contain the information necessary for proper delivery and invoicing of Product Components including, without limitation, the date of the order, a description of and the price element code for Product Components to be furnished and any shipping instructions. All orders submitted by Dealer shall be deemed to incorporate and be subject to the terms and conditions of this Agreement as well as any supplemental terms and conditions agreed to in a writing signed by the authorized representatives of both parties. All other terms and conditions contained on any order form or correspondence originated by Dealer are rejected and shall have no effect. Lucent may require that Product Components be ordered only in factory-packed quantities or in minimum order amounts. Lucent reserves the right to reject any order or portion thereof, which right will not be exercised unreasonably..

      5.2 Lucent will ship Lucent Products ordered by Dealer only to the authorized shipping location(s) within the Area specified in a Product Appendix, or only if Lucent is installing the Products, to the premises of an End User within the Area.


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6.0   DEALER CANCELLATION OF ORDERS

      Dealer may, upon prior written notice to Lucent, cancel any order or portion thereof except with respect to Lucent Product Components that have already been delivered by Lucent to a carrier for shipment to Dealer. Dealer agrees to pay to Lucent, upon any such cancellation, a liquidated amount equal to fifteen percent (15%), if the canceled order is not for a configured system or systems, or twenty percent (20%), if the canceled order is for a configured system or systems, of the purchase price of the canceled portion of the order to compensate Lucent for its costs and expenses associated with such cancellation. If an order is delayed or suspended for more than two months at the request of, or for reasons attributable to, Dealer, such order shall be considered as having been canceled and will be subject to the cancellation charges set forth in this Section.

7.0   PRODUCT, PRODUCT COMPONENTS, AND SOFTWARE LICENSE CHANGES

      7.1 Lucent may without the consent of Dealer, but with ninety (90) days advance written notice to Dealer, delete any Lucent Product from Appendix A and, upon thirty (30) days advance written notice to Dealer, delete any Lucent Product Component listed in Appendix A.

      7.2 Lucent may, at any time without advising Dealer, make changes in the Lucent Products or Lucent Product Components or modify the drawings and specifications relating thereto, or substitute Lucent Products or Lucent Product Components of later design to fill an order, provided the changes, modifications or substitutions under normal and proper use do not adversely impact upon form, fit or function or are recommended by Lucent to enhance safety. Lucent may, at any time with ten days advance written notice to Dealer, change the terms of its End User Software License.

8.0   DEALER PRICES AND DISCOUNTS

      8.1 The prices applicable to Dealer orders requesting shipment within Lucent's then current Lucent Product shipment intervals shall be determined in accordance with: (i) Lucent's Dealer List prices in effect on the date an order is accepted by Lucent (i.e., the date it is entered in Lucent's order processing system); (ii) the Dealer discount schedule in effect on the date the order is accepted by Lucent; and (iii) the provisions of this Section 8.0. Lucent's current Dealer Prices and Dealer discount and rebate schedules are contained in the Dealer Handbook. Dealer orders requesting delayed shipment (i.e., shipment on dates beyond Lucent's then current Lucent Product shipment intervals) shall be subject to price increases and discount decreases that become effective before shipment.

      8.2 The discount applicable to Dealer orders placed, and not subsequently canceled, during the term of this Agreement and any subsequent term of a substantially similar Agreement, will be determined based on the then effective discount schedule and the actual dollar value, based on Dealer List Prices, of all orders placed and not subsequently canceled during the


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immediately preceding quarter. The otherwise applicable discount percentage will be reduced by an amount set forth in the then effective discount schedule for the quarter following any quarter in which Lucent learns of Lucent Product sales by Dealer not in conformance with the terms of Section 2.1 of this Agreement.

      8.3 Lucent may verify or audit Dealer's Lucent Product sales records or rebate calculations and request copies of invoices, shipping documents, payment records and the like in connection with such audits, which requests will not be unreasonably refused.

9.0   DEALER PRICE LIST AND DISCOUNT CHANGES

      9.1 Lucent may decrease Dealer list prices or increase discounts or rebates in the Dealer discount or rebate schedules without advance notice to or the consent of Dealer. Lucent agrees to provide written notice of any such price or discount changes and the effective date thereof. Lucent agrees to provide to Dealer on previously ordered Lucent Products either a) a recomputation of the amounts payable for all orders accepted by Lucent within sixty (60) days prior to the effective date of the applicable price decrease or discount increase, or
b) a recomputation of Dealer charges based on actual inventory held by Dealer at Dealer's authorized shipping location on the date Dealer receives notification of the applicable price decrease or discount increase, whichever is greater. Lucent reserves the right to audit associated inventory levels. The difference between the recomputed amounts and previously invoiced amounts will be reflected as a credit to Dealer's account. Lucent also may institute promotional price decreases or discount increases at any time under such terms and conditions as Lucent in its sole discretion shall determine are appropriate. Promotional prices and discounts shall apply only during the period specified by Lucent and there shall be no recomputation of amounts payable by Dealer for orders placed prior to such period.

      9.2 Lucent may, without the prior consent of Dealer, increase Dealer list prices or decrease discounts or rebates in the Dealer discount or rebate schedules provided Lucent furnishes Dealer written notice of any such changes sixty (60) days in advance of the effective date.

      9.3 Unless expressly stated to the contrary, Dealer list prices do not include taxes or Lucent's charges for related domestic transportation or storage services. Lucent's Dealer list prices do include its standard packing for domestic shipment. All Lucent Product prices are F.O.B. Lucent's shipping point. Unless Dealer furnishes Lucent a valid tax exemption certificate, Dealer shall pay all applicable taxes, however designated, resulting from this Agreement or any activities hereunder (exclusive of any tax based on or measured by net income).


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10.0  LUCENT BILLING AND DEALER PAYMENT

      Invoices for Lucent Products will be sent by Lucent upon shipment, or as soon thereafter as practicable. Unless Dealer is otherwise notified by Lucent in writing, Dealer shall pay the invoiced amount in full on receipt of Lucent's invoice. Payments not received within thirty (30) days of the invoice date may, at Lucent's option, incur a late payment charge that shall be computed at the rate of one and one-half percent (1-1/2%) of the overdue amount per month or the maximum lawful rate, whichever is lower. The amount of Dealer credit or terms of payment may be changed or credit withdrawn by Lucent at any time upon notice to Dealer in writing, unless Dealer provides Lucent with adequate assurance of performance, as that phrase is used in Section 2-609 of the Uniform Commercial Code as adopted in Delaware within ten days of any such written notice.

11.0  DEALER FORECAST AND REPORTS

      11.1 Upon execution of this Agreement, Dealer shall submit to Lucent a forecast of total Lucent Product orders to be placed by Dealer during the contract term. The forecast must specify, for each quarter, the total dollar order volume (based on Dealer Price List prices) and the dollar value and total unit quantities of each Lucent Product construct (i.e., average configuration of Lucent Product Components in an initial End User installation of a Lucent Product model) to be ordered. In the event of price increases or discount decreases, as described in Section 9.2 hereof, Dealer may amend its current forecast within 30 days of the receipt of written notice of such price changes.

      11.2 Lucent may reject any forecast submitted by Dealer if, in Lucent's sole judgment, such forecast does not project either: (1) the level of Lucent Product orders Lucent reasonably requires of Dealer to achieve its marketing objectives in the Area; or (2) a realistic assessment of Dealer's potential successful marketing opportunities in the Area during the forecast period. Lucent shall notify Dealer in writing within thirty (30) days of receipt of Dealer's forecast if Lucent has rejected such forecast or it will be deemed to have been accepted by Lucent.

      11.3 Dealer shall submit the forecast of Lucent Product orders and actual Lucent Product installation data specified in Section 11.1 in a format specified by Lucent.

12.0  TITLE AND RISK OF LOSS

      12.1 Title (except for firmware and software) and risk of loss or damage to Lucent Products shall pass to Dealer: (i) at the time Lucent or its supplier delivers possession of the Lucent Products to a carrier or (ii) if there is no carrier, at the time Dealer takes possession of the Lucent Products at Lucent's or its supplier's plant or warehouse or other facility. Claims for shortages or for merchandise damaged during shipment must be filed with the freight carrier by Dealer. Lucent will cooperate with Dealer but will not assume responsibility for the processing or collection of claims. Dealer may make no deductions from invoices for claims against a carrier.

      12.2 TO BE EFFECTIVE, DEALER REJECTION OR REVOCATION OF ACCEPTANCE OF NONCONFORMING GOODS MUST BE MADE BY WRITTEN NOTICE TO LUCENT WITHIN TEN (10) DAYS AFTER DELIVERY. LUCENT PRODUCTS REJECTED OR NOT ACCEPTED BY DEALER MUST BE RETURNED WITHIN THIRTY (30) DAYS IN THEIR ORIGINAL PACKAGING IN ACCORDANCE WITH LUCENT'S INSTRUCTIONS. A restocking charge in the amount of twenty percent (20%) of the purchase price will apply to returns, accepted by Lucent, of products ordered in error by Dealer.

13.0  INSURANCE

      Dealer shall maintain, during the term of this Agreement, all insurance and bonds required by any applicable law, including but not limited to: (1) workers' compensation insurance as prescribed by the laws of all states in which work pursuant to this Agreement is performed; (2) employer's liability insurance with limits of at least $1 million per occurrence; and (3) comprehensive personal liability insurance coverage (including products liability coverage and comprehensive automobile liability coverage) with limits of at least $1 million for bodily injury, including injury to any one person and $1 million on account of any single occurrence, and $1 million for each occurrence of property damage, or in lieu of such limits, bodily injury and property damage liability insurance (including products liability and comprehensive automobile coverage) with a combined single limit of at least $2 million per occurrence. Dealer shall name Lucent as an Additional Insured on all such policies. Upon request of Lucent, Dealer shall furnish adequate proof of such insurance.

14.0  USE OF INFORMATION

      All technical and business information, Dealer List prices, discounts or rebates, and trade secrets in any form, furnished to Dealer under or in contemplation of this Agreement and identified as or known by Dealer to be proprietary to Lucent (all hereinafter designated "Information") shall remain the property of Lucent. Unless Lucent otherwise expressly agrees in writing, such Information: (i) shall be treated in confidence by Dealer and used by Dealer only for the purposes of performing Dealer's obligations under this Agreement; (ii) shall not be disclosed to anyone, except to employees of Dealer and End Users to whom such disclosure is necessary to the use for which rights are granted hereunder, (iii) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized in this Agreement; and (iv) shall, together with any copies thereof, be returned, be destroyed or, if recorded on an erasable storage medium, be erased when no longer needed or when this Agreement terminates, whichever occurs first. Any copies made as authorized herein shall contain the same copyright notice or proprietary notice or both that appear on the Information copied. The above conditions do not apply to any part of the Information (i) which is or becomes known to the receiving party or its affiliates free of any obligation to keep same in confidence; (ii) which is or becomes generally available to the public without breach of this Agreement; or (iii) which is developed by the receiving party or its affiliates. The obligation of confidentiality and restrictions on use of

Information shall exist for a period of (i) five (5) years after the termination of this Agreement, or (ii) ten (10) years after the receipt of such Information, whichever is longer.

      All technical and business information and trade secrets in any form, furnished to Lucent under or in contemplation of this Agreement and identified as or known by Lucent to be proprietary to Dealer (all hereinafter designated "Information") shall remain the property of Dealer. Unless Dealer otherwise expressly agrees in writing, such Information: (i) shall be treated in confidence by Lucent and used by Lucent only for the purposes of performing Lucent's obligations under this Agreement; (ii) shall not be disclosed to anyone, except to employees of Lucent and End Users to whom such disclosure is necessary to the use for which rights are granted hereunder; (iii) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized in this Agreement; and (iv) shall, together with any copies thereof, be returned, be destroyed or, if recorded on an erasable storage medium, be erased when no longer needed or when this Agreement terminates, whichever occurs first. Any copies made as authorized herein shall contain the same copyright notice or proprietary notice or both that appear on the Information copied. The above conditions do not apply to any part of the Information (i) which is or becomes known to the receiving party or its affiliates free of any obligation to keep same in confidence; (ii) which is or becomes generally available to the public without breach of this Agreement; or (iii) which is developed by the receiving party or its affiliates. The obligation of confidentiality and restrictions on use of Information shall exist for a period of (i) five (5) years after the termination of this Agreement, or (ii) ten (10) years after the receipt of such Information, whichever is longer.

15.0  LICENSE

      15.1 Upon delivery of Lucent Product firmware and software to Dealer, Lucent grants to Dealer a personal and non-exclusive right to use such licensed materials ("Licensed Materials") in the Area and Territory solely to fulfill its duties and obligations under this Agreement. NO TITLE OR OTHER OWNERSHIP RIGHTS IN INTELLECTUAL PROPERTY OR OTHERWISE IN THE LICENSED MATERIAL OR ANY COPY THEREOF SHALL PASS TO DEALER UNDER THIS AGREEMENT OR AS A RESULT OF ANY PERFORMANCE HEREUNDER

      15.2 Dealer agrees: (i) to make only those copies of Software necessary for its use under this Agreement and assure that such copies contain any proprietary or copyright notice appearing on the Software being copied; (ii) not to reverse engineer, decompile or disassemble the Licensed Materials or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Licensed Materials; (iii) not to export the Licensed Materials out of the Territory, and (iv) not to use the Software directly for any third person or permit any third person to use the Software except as necessary under this Agreement.

      15.3 Lucent further grants to Dealer the right to furnish Licensed Materials to End Users coincident with the sale of Lucent Products utilizing such Licensed Materials, provided, however, that unless the Licensed Materials come with a limited use license, which may be in the form of a shrink-wrap (break-the-seal) agreement, provided by Lucent, Dealer obtains agreement in writing from the End User, before or at the time of furnishing each copy of Licensed Materials, in the form set forth in an Appendix to this Agreement.

16.0  TRADEMARKS

      16.1 Lucent grants Dealer permission to utilize certain Lucent designated trademarks, insignia, and symbols ("Marks") in Dealer's advertising and promotion of Lucent Products furnished hereunder, provided such use conforms to Lucent's standards and guidelines. Dealer shall not do business under any Mark or any derivative or variation thereof, and Dealer shall not directly or indirectly hold itself out as having any relationship to Lucent or its affiliates other than as an "Authorized Lucent Dealer" or other Lucent approved term. Except as provided in Section 22.2.2, Marks may only be used by Dealer to advertise and promote the Lucent Products during the term of this Agreement. Marks are not to be used by Dealer in any way to imply Lucent's endorsement of products, licensed materials or services not furnished hereunder, such as used or unused products originally manufactured by Lucent. Marks are not to be used by Dealer in advertising or marketing materials, including print, radio, television, broadcast facsimile, telemarketing or Internet websites, that reach End User prospective customers outside Dealer's Area. Such uses of Marks will be cause for immediate termination of this Agreement. Dealer will not alter or remove any Mark applied to Lucent Products without the prior written approval of Lucent. Nothing in this Agreement creates in Dealer and Dealer agrees not to assert, any rights in the Marks.

      16.2 All Dealer-initiated advertisements or promotions using Marks or any reference thereto, whether under a promotional allowance program or otherwise, shall receive to prepublication review and approval by Lucent with respect to, but not limited to context, style, appearance, composition, timing and media.

      16.3 This Agreement does not give Dealer any rights to use the logo or trademark of AT&T Corp. Such rights cannot be obtained under this Agreement or any other Agreement with Lucent Technologies Inc.

17.0  PRODUCT WARRANTY

      17.1 Dealer may, but is not required to, provide warranties and remedies in addition to but not less than the warranties and remedies set forth in
Section 17.2. Dealer shall inform the End User of Lucent's Limitation of Liability as set forth in Section 18 of this Agreement, in a reasonable manner. Lucent hereby warrants to Dealer the title of the Lucent Products purchased under this Agreement. This warranty of title is the only warranty provided to Dealer.

      17.2 Dealer shall, before or at the time of delivery of Lucent Products, advise an End User of the following:

            (i) that the Lucent Products may contain remanufactured parts that are equivalent to new in performance and appearance;

            (ii) that there is a toll fraud exclusion in Lucent's warranty, with a specific reference to the words of that exclusion and an explanation of the meaning of those words;

            (iii) that the Lucent Products are warranted on the Delivery or In-Service Date, whichever is applicable, and for a period of one (1) year thereafter to operate in accordance with Lucent's standard published specifications and if any Lucent Products are not operational during the warranty period, that the End User shall notify the Dealer who at its option will replace or repair those Lucent Products without charge. Replaced Lucent Products become the property of Dealer; and

            (iv) THAT LUCENT AND ITS AFFILIATES AND SUPPLIERS MAKE NO OTHER WARRANTIES EXPRESS OR IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

      17.3 EXCEPT FOR THE WARRANTY OF TITLE TO DEALER AND THE LIMITED PRODUCT WARRANTY TO DEALER'S END USERS REFERENCED IN THIS SECTION, LUCENT, ITS AFFILIATES AND SUPPLIERS MAKE NO WARRANTIES EXPRESS OR IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

      17.4 The indemnity obligations of Dealer under Section 19.1 shall apply to Dealer's provision of End User warranty assistance services and to any failure to refer to and explain the toll fraud exclusion to an End User.

18.0  LIMITATION OF LIABILITY

      EXCEPT FOR PERSONAL INJURY AND EXCEPT FOR THE LIABILITY EXPRESSLY ASSUMED BY LUCENT UNDER SECTIONS 19 AND 20 OF THIS AGREEMENT, THE LIABILITY OF LUCENT AND ITS PARENT OR AFFILIATES FOR ANY CLAIMS, LOSSES, DAMAGES OR EXPENSES FROM ANY CAUSE WHATSOEVER (INCLUDING CLAIMS OF INFRINGEMENT AND ACTS OR OMISSIONS OF THIRD PARTIES) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF THE DIRECT DAMAGES PROVEN OR THE REPAIR, REPLACEMENT COSTS (INCLUDING THE COSTS OF COVER) OR PURCHASE PRICE OF THE PRODUCTS OR SERVICE THAT DIRECTLY GIVES RISE TO THE CLAIM. IN NO EVENT SHALL LUCENT OR ITS PARENT OR AFFILIATES BE LIABLE TO DEALER OR TO ANY OTHER COMPANY OR ENTITY FOR ANY INCIDENTAL, RELIANCE, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE (INCLUDING LOST PROFITS OR REVENUES OR CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO PRODUCTS ["TOLL FRAUD"]) ARISING OUT OF THIS AGREEMENT. NO ACTION OR PROCEEDING AGAINST LUCENT MAY BE

COMMENCED MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION ACCRUES. THIS SECTION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

      EXCEPT FOR PERSONAL INJURY, THE LIABILITY OF DEALER AND ITS PARENT OR AFFILIATES FOR ANY CLAIMS, LOSSES, DAMAGES OR EXPENSES FROM ANY CAUSE WHATSOEVER (INCLUDING CLAIMS OF INFRINGEMENT AND ACTS OR OMISSIONS OF THIRD PARTIES) REGARDLESS OF THE FORM OF ACTION. WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF THE DIRECT DAMAGES PROVEN OR THE REPAIR, REPLACEMENT COSTS (INCLUDING THE COSTS OF COVER) OR PURCHASE PRICE OF THE PRODUCTS OR SERVICE THAT DIRECTLY GIVES RISE TO THE CLAIM. IN NO EVENT SHALL DEALER OR ITS PARENT OR AFFILIATES BE LIABLE TO LUCENT OR TO ANY OTHER COMPANY OR ENTITY FOR ANY INCIDENTAL, RELIANCE, CONSEQUENTIAL OR ANY OTHER INDIRECT LOSS OR DAMAGE (INCLUDING LOST PROFITS OR REVENUES OR CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO PRODUCTS ["TOLL FRAUD"]) ARISING OUT OF THIS AGREEMENT. NO ACTION OR PROCEEDING AGAINST DEALER MAY BE COMMENCED MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION ACCRUES. THIS SECTION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

19.0  INDEMNITY

      19.1 Dealer will indemnify Lucent for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party to the extent that such claim or suit is based on strict tort liability, breach of a warranty provided by Dealer, or the intentional or negligent acts or omissions of Dealer. Dealer's obligation to indemnify Lucent will be reduced in proportion to which the settlement or final judgment is attributable to the strict tort liability of Lucent, breach of a Lucent warranty, or the intentional or negligent acts or omissions of Lucent, unless liability for such acts or omissions of Lucent is otherwise excluded in other sections of this Agreement, or the negligent acts or omissions of any other third party not under Dealer's direct control. Dealer's obligation to indemnify Lucent shall be contingent upon: (1) Lucent promptly notifying Dealer in writing of the existence of any claim or suit that may result in a settlement or judgment for which Dealer may be obligated to indemnify Lucent; (2) Lucent giving Dealer full opportunity and authority to assume sole responsibility to settle and defend any such claim or suit; and (3) Lucent furnishing to Dealer upon reasonable request all information and assistance that Dealer deems to be reasonably required to settle or defend such claim or suit. Dealer will also indemnify Lucent for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party based on Dealer's establishment of its relationship with Lucent, whatever the nature of the claim or suit. These indemnities are in lieu of all other obligations of Dealer, express or implied, in law or in equity, to indemnify Lucent for claims or suits covered by this section. Dealer's liability to indemnify Lucent shall in no event exceed $500,000.

      19.2 Unless Lucent's liability is otherwise limited or excluded in other sections of this Agreement, Lucent will indemnify Dealer for the full amount of any settlement or final judgment that arises out of a claim or suit by a third party to the extent that such claim or suit is based on the strict tort liability of Lucent, breach of a Lucent warranty, or the intentional or negligent acts or omissions of Lucent. Lucent's obligation to indemnify Dealer shall be reduced in proportion to which the settlement or final judgment is attributable to the strict tort liability of Dealer, breach of a Dealer warranty, or the intentional or negligent acts or omissions of Dealer or any other third party not under Lucent's direct control. Lucent's obligation to indemnify Dealer will be contingent upon: (1) Dealer promptly notifying Lucent in writing of the existence of any claim or suit that may result in a settlement or final judgment for which Lucent may be obligated to indemnify Dealer; (2) Dealer giving Lucent full opportunity and authority to assume sole responsibility to settle or defend any such claim or suit; and (3) Dealer furnishing to Lucent upon reasonable request all information and assistance available to Dealer that Lucent deems to be reasonably required to settle or defend such claim or suit. THIS INDEMNITY IS IN LIEU OF ALL OTHER OBLIGATIONS OF LUCENT, EXPRESS OR IMPLIED, IN LAW OR IN EQUITY, TO INDEMNIFY DEALER FOR CLAIMS OR SUITS COVERED BY THIS SECTION. LUCENT'S LIABILITY TO INDEMNIFY DEALER SHALL IN NO EVENT EXCEED $500,000.

      19.3 The party electing to take responsibility for settling or defending any claim or suit covered by this Section 19.0 will be responsible for the attorney's fees and costs incurred by said party to settle or defend such claim or suit.

20.0 INFRINGEMENT

      20.1 Lucent will defend or settle, at its own expense, any action brought against Dealer or an End User, to the extent that it is based on a claim that the normal use or sale of any Lucent Products provided under this Agreement infringe any United States patent, trademark or copyright, that any licensed materials provided under this Amendment infringe any United States copyright or violate the trade secret of a third party. Lucent will pay those costs, damages and attorneys' fees finally awarded against Dealer or an End User in any such action attributable to any such claim, but such defense, settlements and payments are conditioned on the following: (i) that Lucent shall be notified promptly in writing by Dealer or an End User of any such claim; (ii) that Lucent shall have sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise; (iii) that Dealer or End User shall cooperate in a reasonable way to facilitate the settlement or defense of such claim, and that Dealer or End User has made no statement or taken any action that might hamper or undermine Lucent's defense or settlement; (iv) that such claim does not arise from modifications to Lucent Products or licensed materials not authorized by Lucent or from use or combination of the Lucent Products with software and/or apparatus or equipment not supplied or specified by Lucent; (v) that such claim does not arise from adherence to Dealer's or End User's instructions or the use of items, materials or information of Dealer's or End User's origin, design or selection; and (vi) that should Lucent Products or licensed materials become, or in Lucent's opinion, be likely to become, the subject of such claim of infringement, then Dealer or End User shall permit Lucent, at Lucent's option and expense, either to: (1) procure for Dealer or End User the right to continue using the Lucent

Products or licensed materials, or (2) replace or modify the same so that it is not subject to such claim and is functionally equivalent or (3) upon failure of (1) and (2) above despite the reasonable efforts of Lucent, remove the infringing Lucent Product or terminate Dealer's or End User's rights under the license and refund the purchase price or fee paid less a reasonable allowance for use, damage and obsolescence. In the event that a claim of infringement arises for which the liability of Lucent is excepted under (iv) or (v) above, Dealer or End User will defend and save Lucent harmless to the same extent and subject to the same limitations as apply to Lucent when Lucent is liable hereunder. This Section 20.0 states the entire liability of Lucent with respect to infringement by Lucent Products or licensed materials provided hereunder.

21.0  TERMINATION OF AGREEMENT

      21.1 Neither party is under any obligation to renew this Agreement for an additional term and either party may terminate this Agreement without cause upon ninety (90) days notice.

      21.2 Lucent may terminate this Agreement upon thirty (30) days prior written notice to Dealer if: (i) Dealer markets or sells Lucent Products outside the Area except as specifically permitted in Section 2.1; (ii) Dealer fails to limit its marketing efforts to authorized locations or End-Users as defined in
Section 1.5; (iii) Dealer fails to make reasonable commercial efforts to achieve levels of sales that comply with the Lucent Product forecasts for the Area submitted pursuant to Section 11.0; (iv) Dealer fails to provide an acceptable quality of service to End Users in accordance with Lucent's Quality Policy; or
(v) there occurs any material change in the management or control of Dealer.

      21.3 Except as otherwise provided in this Agreement, either party may terminate this Agreement upon thirty (30) days prior written notice if the other party has defaulted in the performance or has breached its obligations under this Agreement, and such breach or default remains uncured for a period of twenty (20) business days following receipt of notice of such breach or default.

      21.4 Lucent may terminate this Agreement upon twenty-four (24) hours written notice if Dealer has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors; (iv) sold or attempted to resell Lucent Products to any third party other than an End User or an authorized Dealer (v) appointed or attempted to appoint any unauthorized agent or unauthorized manufacturer's representatives for Lucent Products; (vi) purchased unused products manufactured by Lucent from a source other than DDM or sold or attempted to resell any unused products manufactured by Lucent that, if purchased through DDM, would be a Lucent Product under this Agreement; (vii) remotely accessed PBX locations maintained by Lucent directly; (viii) activated software features without compensation to Lucent;
(ix) misrepresented, by statement or by omission, Dealer's authority to resell under this or any other written agreement with Lucent that is limited to specific Lucent products or services, by stating or implying, by use of a Lucent Mark or otherwise, that the authority granted in this or such other agreement applies to any Lucent product or service not covered by this or such other agreement, or
(x) failed to comply with Lucent's guidelines for the proper use of Lucent's Marks.

      21.5 Dealer may terminate this Agreement on twenty-four (24) hours written notice if Lucent has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; or (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors.

      21.6 Notwithstanding such termination rights, each party reserves all of its legal rights and equitable remedies, including without limitation those under the Uniform Commercial Code.

      21.7 Neither party shall be liable to the other on account of termination of this Agreement, either for compensation or for damages of any kind or character whatsoever, on account of the loss by Lucent or Dealer of present or prospective profits on sales or anticipated sales, good will, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of Dealer's business.

22.0  EFFECTS OF TERMINATION

      22.1 Notwithstanding any other provisions of this Agreement, termination or expiration of this Agreement shall automatically accelerate the due date of all invoices for Lucent Products, such that they shall become immediately due and payable not later than the effective date of termination.

      22.2 Upon termination or expiration of this Agreement, Dealer shall immediately:

            22.2.1 provide Lucent with the first right to repurchase any Lucent Products in Dealer's possession or control and not already identified to an executed End User contract or outstanding proposal. The price Lucent shall pay to Dealer to repurchase Lucent Products shall be the price paid by Dealer. Dealer shall make such Lucent Products available to Lucent within ten (10) business days of Lucent's notice to Dealer of its intent to exercise such right;

            22.2.2 discontinue any and all use of Marks, including but not limited to such use in advertising or business material of Dealer, except to identify the Lucent Products; provided that if Lucent does not repurchase Dealer's remaining inventory, Dealer may continue using Marks as authorized in this Agreement for an additional ninety (90) days for the limited purpose of marketing such inventory to End Users after termination is effective;

            22.2.3 remove and return to Lucent or destroy at Lucent's request, any and all promotional materials supplied without charge by Lucent except those necessary for the limited purpose of marketing existing Dealer inventory pursuant to Section 22.2.2;

            22.2.4 return all Lucent proprietary Information. Licensed Materials and Software, except that which Lucent determines is necessary to operate and maintain previously furnished Lucent Products;

            22.2.5 cease holding itself out, in any manner, as a Lucent authorized Dealer of the Lucent Products; and

            22.2.6 notify and arrange for all publishers and others (including, but not limited to, publisher of telephone and business directories) who may identify, list or publish Dealer's name as a Lucent authorized Dealer of Lucent Products, to discontinue such listings.

23.0  SURVIVAL OF OBLIGATIONS

      The respective obligations of Dealer and Lucent under this Agreement that by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration hereof, such as, by way of example only, the obligations pursuant to the following Sections: USE OF INFORMATION, LICENSE, TERMINATION OF AGREEMENT, LIMITATION OF LIABILITY, INDEMNITY and TRADEMARKS.

24.0  FORCE MAJEURE

      Except for Dealer's obligation to make timely payments, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, embargoes, explosions, labor disputes, government requirements, civil or military authorities, acts of God, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or any other causes beyond the parties' control whether or not similar to the foregoing.

25.0  SECURITY INTEREST

      Dealer hereby grants Lucent and its assignees a purchase money security interest in all Lucent Products and Lucent Product Components the title to which passes to Dealer under this Agreement and any proceeds therefrom including accounts receivable, installment contracts, chattel paper and other instruments arising therefrom, until all charges including shipping and late payment charges, if any, are paid in full. When requested to do so by Lucent, Dealer agrees to execute promptly, to deliver to Lucent and have filed all documents, including financing statements, deemed necessary by Lucent to perfect, maintain or protect its security interest. A copy of this Agreement may be filed to perfect Lucent's security interests.

26.0  SEVERABILITY

      If any section, or clause thereof, in this Agreement is held to be unenforceable, then the meaning of such section or clause will be construed so as to render it enforceable, to the extent feasible; and if no reasonable interpretation would save such section or clause, it will be severed from this Agreement and the remainder will remain in full force and effect. However, in the event such section or clause is considered an essential element of this Agreement by either Lucent or Dealer, the parties shall promptly negotiate a replacement therefor.

27.0  ASSIGNMENT

      Dealer shall not assign any right or interest under this Agreement or delegate any work or other obligation to be performed or owed by Dealer under this Agreement without the prior written consent of Lucent, which consent shall not be unreasonably withheld. Any assignment or delegation by Dealer without such consent shall be void and ineffective. By the provision of notice thereof in accordance with this Agreement, Lucent shall have the right to assign this Agreement and to assign its rights and delegate its obligations and liabilities under this Agreement, either in whole or in part (an "Assignment"), to any entity that is, or that was immediately preceding such Assignment, a current subsidiary, business unit, division or other affiliate of Lucent. The notice of Assignment shall state the effective date thereof. Upon the effective date and to the extent of the Assignment, Lucent shall be released and discharged from all obligations and liabilities under this Agreement. Such Assignment, release and discharge shall be complete and shall not be altered by the termination of the affiliation between Lucent and the entity assigned rights or delegated obligations and liabilities under this Agreement.


28.0  NON-WAIVER

      No course of dealing, course of performance or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

29.0  CHOICE OF LAW AND DISPUTES

      29.1 The construction, interpretation and performance of this Agreement shall be governed by the local laws of the State of Delaware.

      29.2 Any controversy or claim, whether based on contract, tort, strict liability, fraud, misrepresentation, or any other legal theory, related directly or indirectly to this Agreement (the "Dispute") shall be resolved solely in accordance with the terms of this Section, except as set forth in paragraph 29.6 below.

      29.3 If the Dispute cannot be settled by good faith negotiation between the parties, Lucent and Dealer will submit the Dispute to non-binding mediation. If complete agreement cannot be reached within thirty (30) days of submission to mediation, any remaining issues will be resolved by binding arbitration in accordance with paragraphs 28.4 and 28.5 below. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 15, not state law, will govern the arbitrability of all Disputes.

      29.4 A single arbitrator who is knowledgeable in the telecommunications products field or in commercial matters will conduct the arbitration. The arbitrator's decision and award will be final and binding and may be entered in any court with jurisdiction. The arbitrator will not have authority to limit, expand or otherwise modify the terms of this Agreement.

      29.5 The mediation and, if necessary, the arbitration will be conducted under the then current rules of the alternate dispute resolution (ADR) firm selected by the parties, or if the parties are unable to agree on an ADR firm, the parties will conduct the mediation and, if necessary, the arbitration under the then current rules and supervision of the American Arbitration Association
(AAA). Lucent and Dealer will each bear its own attorneys' fees associated with the mediation and, if necessary, the arbitration. Lucent and Dealer will pay all other costs and expenses of the mediation/arbitration as the rules of the selected ADR firm provide. The parties and their representatives shall hold the existence, content and result of the mediation and arbitration in confidence.

      29.6 Unless both parties agree otherwise, Disputes relating to Dealer's compliance with Section 16 of this Agreement (Trademarks) shall be exempt from the dispute resolution processes described in this Section.

30.0  NOTICES

      All notices under this Agreement shall be in writing and shall be given in person, by facsimile, by receipted courier or by certified U.S. mail, addressed to the addresses set forth at the beginning of this Agreement or to such other address as either party may designate by written notice to the other. All written notices sent by mail shall be sent first class or better, postage prepaid. All notices shall be deemed to have been given on the earlier of the date actually received or the fifth day after mailing.

31.0  ENTIRE AGREEMENT

      The terms and conditions contained in this Agreement supersede all prior oral or written understandings between the parties and constitute the entire Agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between Lucent or any of its affiliates and Dealer or any of its affiliates. This Agreement shall not be modified or amended except by a writing signed by an authorized representative of the party to be charged.

32.0  TERM

      This Agreement shall be effective as of NOV 26, 1997 and shall have a term of one year beginning on said date.

IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their duly authorized representatives.

Lucent Technologies Inc.                 All Communications, Corp.


By /s/ Robert C. Moss                    By: /s/ Joseph Scotti V.P. SALES
   -------------------------------           -------------------------------
   Name   Robert C. Moss                     Name: Joseph Scotti
   Title: General Manager                    Title: V.P. SALES
   Date:  11/26/97                           Date:  11/10/97

Appendix: Addresses

A.     Marketing Location(s):

       All Communications, Corp.
       225 Long Avenue
       Hillside, NJ 07205

B.     Authorized Area:

       All Communications, Corp.
       225 Long Avenue
       Hillside, NJ 07205

Appendix: Area

A. Authorized Area for All Communications. Corp. for:

       Product Appendix: Key Systems
       Product Appendix: GuestWorks(TM) Server & Associated Adjuncts Product Appendix: DEFINITY BCS & Associated Adjuncts

       State                   County
       -----                   ------
       New Jersey              All counties except Mercer

Product Appendix: Key Systems

A.     Products:

       Merlin Legend Communications Systems
       Partner(R) Communications Systems
       Partner(R) Plus Communications Systems
       Partner(R) II Communications Systems
       Partner(R) Advanced Communications Systems

B. For the products covered by this Product Appendix, :Section 1.3 of the Agreement is replaced by the following and Section 2.7 is deleted.

      1.3 "End User" means a third party to whom Dealer markets or sells Products for use by such third party in the ordinary course of its business within the Area or Territory and not for resale.

Product Appendix: GuestWorks(TM) Server & Associated Adjuncts

A.    Products

      Guestworks Server (All Models)

      Intuity Audix Lodging

      Limited compatible Definity circuit packs and telephones, when ordered in conjunction with a Guestworks Server

B. For the Products covered by this Product Appendix, the following replaces
Section 1.3 of the Agreement:

      1.3 "End User" means a third party with a hotel or motel business to whom Dealer markets or sells Products within the Area for hotel or motel use by such third party in the ordinary course of its business and not for resale; End User does not include any Lucent Technologies' Global Account or any office, department, agency, or defense installation of the United States Government, except that Dealer may market and sell Products to any Lucent Technologies' Global Account referred to Dealer specifically for the sale of Products by the Lucent Technologies Branch responsible for sales to that customer. No such reference to Dealer for the sale of Lucent Technologies products not covered by this Agreement, such as desktop video products, shall be deemed to be a reference for Products. Marketing opportunities for sales of GuestWorks systems to third parties for use in health care or senior citizens' residence facilities must be individually reviewed with and approved by Lucent Technologies to be certain that the system will meet the customer's needs and that the sale will not expose Lucent Technologies to claims based on the system's unsuitability for such uses or similar theories.

C. For the products covered by this Product Appendix, the following is added to the Agreement as Section 5.3:

      5.3 Circuit packs and 8400 Series DCP telephones offered under this Product Appendix are intended for use with GuestWorks systems only. Orders for DCP telephones beyond those provided in the GuestWorks packaged offers will be rejected if the number of telephones ordered exceeds 10% of the total telephone capacity of the system ordered. Orders for circuit packs will be considered on an exception basis only. Failure to meet the requirements of this subsection will be grounds for immediate termination of this Product Appendix, and depending on the circumstances, may lead to termination of the Agreement to which this is appended.

E. For the products covered by this Product Appendix, the following is the End User Software License referred to in Section 15 of the Agreement:


                                                     GuestWorks Appendix Page 1

                            END USER SOFTWARE LICENSE

                     LIMITED WARRANTY AND LIMITED LIABILITY

      Compatibility. THE SOFTWARE IS NOT WARRANTED FOR NONCOMPATIBLE SYSTEMS.

      Software. Lucent Technologies warrants that if the Software does not substantially conform to its specifications, the end-user customer ("You") may return it to the place of purchase within 90 days after the date of purchase, provided that You have deployed and used the Software solely in accordance with this License Agreement and the applicable Lucent Technologies installation instructions. Upon determining that the returned Software is eligible for warranty coverage, Lucent Technologies will either replace the Software or, at Lucent Technologies's option, will offer to refund the License Fee to You upon receipt from You of all copies of the Software and Documentation. In the event of a refund, the License shall terminate.

      DISCLAIMER OF WARRANTIES. LUCENT TECHNOLOGIES MAKES NO WARRANTY, REPRESENTATION, OR PROMISE TO YOU NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. LUCENT TECHNOLOGIES DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LUCENT TECHNOLOGIES DOES NOT WARRANT THAT THE SOFTWARE OR DOCUMENTATION WILL SATISFY YOUR REQUIREMENTS, THAT THE SOFTWARE OR DOCUMENTATION ARE WITHOUT DEFECT OR ERROR, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. ALSO, LUCENT TECHNOLOGIES DOES NOT WARRANT THAT THE SOFTWARE WILL PREVENT, AND LUCENT TECHNOLOGIES WILL NOT BE RESPONSIBLE FOR, UNAUTHORIZED USE (OR CHARGES FOR SUCH USE) OF COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). Some states do not allow the exclusion of implied warranties or limitations on how long an implied warranty lasts, so the above limitation may not apply to You. This warranty gives You specific legal rights which vary from state to state.

      EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY PROXIMATELY CAUSED BY LUCENT TECHNOLOGIES'S NEGLIGENCE, YOUR EXCLUSIVE REMEDY AND LUCENT TECHNOLOGIES'S ENTIRE LIABILITY ARISING FROM OR RELATING TO THIS LICENSE AGREEMENT OR TO THE SOFTWARE OR DOCUMENTATION SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $10,000. LUCENT TECHNOLOGIES SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF LUCENT TECHNOLOGIES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LUCENT TECHNOLOGIES IS NOT


                                                     GuestWorks Appendix Page 2

      RESPONSIBLE FOR LOST PROFITS OR REVENUE OR SAVINGS, LOSS OF USE OF THE SOFTWARE. LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM, CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD), OR CLAIMS BY ANY PERSON OTHER THAN YOU. THESE LIMITATIONS OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF AN EXCLUSIVE REMEDY. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

      Lucent Technologies grants You a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under the Agreement between Lucent Technologies and [Dealer]. This grant shall be limited to use with the equipment for which the software was obtained or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of software on multiple processors is prohibited unless otherwise agreed to in writing by Lucent Technologies. You agree to use your best efforts to see that your employees and users of all software licensed under this Agreement comply with these terms and conditions and You will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the software.

      You are permitted to make a single archive copy of software. Any copy must contain the same copyright notice and proprietary marking as the original software. Use of software on any equipment other than that for which it was obtained, removal of the software from the United States, or any other material breach shall automatically terminate this license.

      If the terms of this license differ from the terms of any license packaged with the software, the terms of the license packaged with the software shall govern.

F. [For Dealers licensing the Orange Label Flash Card only.] The following new
Section 33 is added to the Agreement with respect to this Product Appendix:

      33. SOFTWARE LICENSE, ORANGE LABEL FLASH CARD MEDIUM

      A. Lucent grants Dealer a personal, non-transferable and non-exclusive right to use, in object code form, Guestworks software ("the Software") solely for the purpose of providing maintenance service on Guestworks PBX systems. Title to and ownership of all Software shall remain with Lucent. Dealer will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the Software or to develop other software. Dealer will use its best efforts to ensure that its employees and users of the Software comply with these terms and conditions.

      B. Dealer may make a single archive copy of software. Any such copy must contain the same copyright notice and proprietary markings that the original Software contains.


                                                     GuestWorks Appendix Page 3

      Use of the Software on any equipment other than that for which it was obtained, removal of the Software from the United States, use of the Software for any purpose other than maintenance of Guestworks PBX systems or any other material breach of the software license shall immediately and automatically terminate this license and will be cause for immediate termination of all Authorized Dealer Agreements between Dealer and Lucent.

G. [For Dealers licensing the Orange Label Flash Card only]. Section 21.4 of the Agreement is amended by adding the language that is underscored and printed in bold, as follows:

      21.4 Lucent may terminate this Agreement upon twenty-four (24) hours written notice if Dealer has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors; (iv) sold or attempted to resell Lucent Products to any third party other than an End User without Lucent's written consent; (v) appointed or attempted to appoint any unauthorized agent or unauthorized manufacturer's representatives for Lucent Products; (vi) sold or attempted to resell any Lucent Products not previously authorized by Lucent under this Agreement or that are obtained from a source other than Lucent; (vii) remotely accessed PBX locations maintained by Lucent directly; (viii) activated software features without compensation to Lucent or violated the terms of the Software License granted by adding Section 33 to the Agreement in connection with a Product Appendix for GuestWorks systems (ix) misrepresented, by statement or by omission, Dealer's authority to resell under this or any other written agreement with Lucent that is limited to specific Lucent products or services, by stating or implying, by use of a Lucent Mark or otherwise, that the authority granted in this or such other agreement applies to any Lucent product or service not covered by this or such other agreement, or (x) failed to comply with Lucent's guidelines for the proper use of Lucent's Marks. Notwithstanding such termination rights, Lucent reserves all of its legal rights and equitable remedies, including without limitation those under the Uniform Commercial Code.


                                                     GuestWorks Appendix Page 4

Product Appendix: DEFINITY BCS & Associated Adjuncts

A.    Products

      DEFINITY BCS Server (All Models)

      DEFINITY AUDIX

      INTUITY AUDIX

      BCMS (20 Agents)

      Limited compatible DEFINITY circuit packs and telephones, when ordered in conjunction with a DEFINITY BCS Server.

B. For the Products covered by this Product Appendix, the following replaces
Section 1.3 of the Agreement and Section 2.7 is deleted.:

      1.3 "End User" means a third party to whom Dealer markets or sells Products for use by such third party in the ordinary course of its business within the Area or Territory and not for resale.

C. For the products covered by this Product Appendix, the following is added to the Agreement as Section 5.3:

      5.3 Circuit packs and 8400 Series DCP telephones offered under this Product Appendix are intended for use with DEFINITY BCS systems only. Orders for DCP telephones beyond those provided in the DEFINITY BCS packaged offers will be rejected if the number of telephones ordered exceeds 10% of the total telephone capacity of the system ordered. Orders for circuit packs will be considered on an exception basis only. Failure to meet the requirements of this subsection will be grounds for immediate termination of this Product Appendix, and depending on the circumstances, may lead to termination of the Agreement to which this is appended.

D. For the products covered by this Product Appendix, the following is the End User Software License referred to in Section 15 of the Agreement:

                            END USER SOFTWARE LICENSE

                     LIMITED WARRANTY AND LIMITED LIABILITY

      Compatibility. THE SOFTWARE IS NOT WARRANTED FOR NONCOMPATIBLE SYSTEMS.


                                                    Definity BCS Appendix Page 1

      Software. Lucent Technologies warrants that if the Software does not substantially conform to its specifications, the end-user customer ("You") may return it to the place of purchase within 90 days after the date of purchase, provided that You have deployed and used the Software solely in accordance with this License Agreement and the applicable Lucent Technologies installation instructions. Upon determining that the returned Software is eligible for warranty coverage, Lucent Technologies will either replace the Software or, at Lucent Technologies's option, will offer to refund the License Fee to You upon receipt from You of all copies of the Software and Documentation. In the event of a refund, the License shall terminate.

      DISCLAIMER OF WARRANTIES. LUCENT TECHNOLOGIES MAKES NO WARRANTY, REPRESENTATION, OR PROMISE TO YOU NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. LUCENT TECHNOLOGIES DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LUCENT TECHNOLOGIES DOES NOT WARRANT THAT THE SOFTWARE OR DOCUMENTATION WILL SATISFY YOUR REQUIREMENTS, THAT THE SOFTWARE OR DOCUMENTATION ARE WITHOUT DEFECT OR ERROR, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. ALSO, LUCENT TECHNOLOGIES DOES NOT WARRANT THAT THE SOFTWARE WILL PREVENT, AND LUCENT TECHNOLOGIES WILL NOT BE RESPONSIBLE FOR, UNAUTHORIZED USE (OR CHARGES FOR SUCH USE) OF COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH `OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). Some states do not allow the exclusion of implied warranties or limitations on how long an implied warranty lasts, so the above limitation may not apply to You. This warranty gives You specific legal rights which vary from state to state.

      EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY PROXIMATELY CAUSED BY LUCENT TECHNOLOGIES'S NEGLIGENCE, YOUR EXCLUSIVE REMEDY AND LUCENT TECHNOLOGIES'S ENTIRE LIABILITY ARISING FROM OR RELATING TO THIS LICENSE AGREEMENT OR TO THE SOFTWARE OR DOCUMENTATION SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $10,000. LUCENT TECHNOLOGIES SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF LUCENT TECHNOLOGIES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LUCENT TECHNOLOGIES IS NOT RESPONSIBLE FOR LOST PROFITS OR REVENUE OR SAVINGS, LOSS OF USE OF THE SOFTWARE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM, CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD), OR CLAIMS BY ANY PERSON OTHER THAN YOU. THESE LIMITATIONS OF


                                                    Definity BCS Appendix Page 2

      LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF AN EXCLUSIVE REMEDY. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

      Lucent Technologies grants You a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under the Agreement between Lucent Technologies and [Dealer]. This grant shall be limited to use with the equipment for which the software was obtained or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of software on multiple processors is prohibited unless otherwise agreed to in writing by Lucent Technologies. You agree to use your best efforts to see that your employees and users of all software licensed under this Agreement comply with these terms and conditions and You will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the software.

      You are permitted to make a single archive copy of software. Any copy must contain the same copyright notice and proprietary marking as the original software. Use of software on any equipment other than that for which it was obtained, removal of the software from the United States, or any other material breach shall automatically terminate this license.

      If the terms of this license differ from the terms of any license packaged with the software, the terms of the license packaged with the software shall govern.

E. [For Dealers or Distributors licensing the Orange Label Flash Card only.] The following new Section 33 is added to the Agreement with respect to this Product
Appendix:

      33. SOFTWARE LICENSE, ORANGE LABEL FLASH CARD MEDIUM

      A. Lucent grants Distributor a personal, non-transferable and non-exclusive right to use, in object code form, DEFINITY BCS software ("the Software") solely for the purpose of providing maintenance service on DEFINITY BCS PBX systems. Title to and ownership of all Software shall remain with Lucent. Distributor will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the Software or to develop other software. Distributor will use its best efforts to ensure that its employees and users of the Software comply with these terms and conditions.

      B. Distributor may make a single archive copy of software. Any such copy must contain the same copyright notice and proprietary markings that the original Software contains. Use of the Software on any equipment other than that for which it was obtained, removal of the Software from the United States, use of the Software for any purpose other than maintenance of DEFINITY BCS PBX systems or any other material breach of the software license shall immediately and automatically terminate this license


                                                    Definity BCS Appendix Page 3
      and will be cause for immediate termination of all Authorized Distributor Agreements between Distributor and Lucent.

F. [For Dealers licensing the Orange Label Flash Card only]. Section 21.4 of the Agreement is amended by adding the language that is underscored and printed in bold, as follows:

      21.4 Lucent may terminate this Agreement upon twenty-four (24) hours written notice if Dealer has: (i) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (ii) become involved in any liquidation or termination of its business; (iii) been involved in an assignment for the benefit of its creditors; (iv) sold or attempted to resell Lucent Products to any third party other than an End User without Lucent's written consent; (v) appointed or attempted to appoint any unauthorized agent or unauthorized manufacturer's representatives for Lucent Products; (vi) sold or attempted to resell any Lucent Products not previously authorized by Lucent under this Agreement or that are obtained from a source other than Lucent; (vii) remotely accessed PBX locations maintained by Lucent directly; (viii) activated software features without compensation to Lucent or violated the terms of the Software License granted by adding Section 33 to the Agreement in connection with a Product Appendix for DEFINITY BCS systems (ix) misrepresented, by statement or by omission, Dealer's authority to resell under this or any other written agreement with Lucent that is limited to specific Lucent products or services, by stating or implying, by use of a Lucent Mark or otherwise, that the authority granted in this or such other agreement applies to any Lucent product or service not covered by this or such other agreement, or (x) failed to comply with Lucent's guidelines for the proper use of Lucent's Marks. Notwithstanding such termination rights, Lucent reserves all of its legal rights and equitable remedies, including without limitation those under the Uniform Commercial Code.


                                                    Definity BCS Appendix Page 4